Exhibit-99.N








                           Province of New Brunswick
                                   (Canada)


                            UNDERWRITING AGREEMENT


                                                              New York, New York
                                                                October 16, 2002


To the Representatives
named in Schedule I hereto
of the Underwriters named
in Schedule II hereto


Dear Sirs:

          The Province of New Brunswick (the "Province") proposes to sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its securities identified in Schedule I hereto (the "Securities") to be issued under a fiscal agency agreement (the "Fiscal Agency Agreement") dated as of October 23, 2002, between the Province and Royal Bank of Canada as fiscal agent (the "Fiscal Agent"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

          1. REPRESENTATIONS AND WARRANTIES. The Province represents and warrants to, and agrees with, each Underwriter that:

          (a) The Province has filed with the Securities and Exchange Commission (the "Commission") one or more registration statements (the file numbers of which are set forth in Schedule I hereto) for the registration under the Securities Act of 1933, as amended (the "Act") of the Securities. The Province may have filed one or more amendments to such registration statements, and such registration statements, as so amended, have become effective. The Province proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such


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registration statements relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Province to be set forth therein. Such registration statements, including the incorporated documents and exhibits thereto, as amended at the date of this Agreement are hereinafter collectively called the "Registration Statement"; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the "Basic Prospectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called the "Preliminary Final Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934 (the "Exchange Act") on or before the date of this Agreement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

          (b) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Province


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makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

          (c) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as set forth in the Registration Statement and the Final Prospectus, there has not been any material adverse change in the financial, economic or political condition of the Province, other than changes arising in the ordinary and normal course.

          (d) All necessary action by or on behalf of the Province has been taken or will have been taken prior to the Closing Date, and prior to such date any necessary approvals or consents required under the laws of Canada and the Province will have been duly obtained, and on such date will be in full force and effect, for the authorization, execution and delivery of this Agreement and of the Securities by the Province and for the issuance and sale of the Securities by the Province under this Agreement.

          (e) The Securities are to be issued under the authority of the Provincial Loans Act, and any Other Applicable Statutes appearing in Schedule I hereto, and Orders of the Lieutenant-Governor in Council of the Province, and in conformity with the provisions of said Statutes and Orders-in-Council.

          (f) When issued, executed and delivered against payment therefor in accordance with the terms hereof, the Securities will be validly issued, the Securities and covenants therein contained will constitute valid and legally binding direct and unconditional general obligations of the Province in accordance with their terms, for the payment and performance of which the full faith and credit of the Province will be pledged, and the Securities will rank pari passu with all other general obligations of the Province outstanding at the date of issue of the Securities or issued thereafter without any preference granted by the Province one above the other by reason of priority of date of issue, currency of payment or otherwise.

          (g) The Province is not in default under the provisions of any agreement or of any instrument evidencing or relating to any outstanding indebtedness; and neither the

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execution and delivery of, nor the compliance with, this Agreement, the
Securities or the covenants contained therein will conflict with, or constitute a breach of, or a default under, any agreement or other instrument to which the Province is a party or by which it is bound, or any law or regulation.

          2. PURCHASE AND SALE. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Province, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto, except that, if Schedule I hereto provides for the sale of Securities pursuant to delayed delivery arrangements, the respective principal amounts of Securities to be purchased by the Underwriters shall be as set forth in Schedule II hereto less the respective amounts of Contract Securities determined as provided below. Securities to be purchased by the Underwriters are herein sometimes called the "Underwriters' Securities" and Securities to be purchased pursuant to Delayed Delivery Contracts as hereinafter provided are herein called "Contract Securities".

          If so provided in Schedule I hereto, the Underwriters are authorized to solicit offers to purchase Securities from the Province pursuant to delayed delivery contracts ("Delayed Delivery Contracts"), substantially in the form of Schedule III hereto but with such changes therein as the Province may authorize or approve. The Underwriters will endeavor to make such arrangements and, as compensation therefor, the Province will pay to the Representatives, for the account of the Underwriters, on the Closing Date, the percentage set forth in Schedule I hereto of the principal amount of the Securities for which Delayed Delivery Contracts are made. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The Province will enter into Delayed Delivery Contracts in all cases where sales of Contract Securities arranged by the Underwriters have been approved by the Province but, except as the Province may otherwise agree, each such Delayed Delivery Contract must be for not less than the minimum principal amount set forth in Schedule I hereto and the aggregate principal amount of Contract Securities may not exceed the maximum aggregate principal amount set forth in Schedule I hereto. The Underwriters will not have any responsibility in respect of the validity


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or performance of Delayed Delivery Contracts. The principal amount of
Securities to be purchased by each Underwriter as set forth in Schedule II hereto shall be reduced by an amount which shall bear the same proportion to the total principal amount of Contract Securities as the principal amount of Securities set forth opposite the name of such Underwriter bears to the aggregate principal amount set forth in Schedule II hereto, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Province in writing; provided, however, that the total principal amount of Securities to be purchased by all Underwriters shall be the total principal amount set forth in Schedule II hereto less the aggregate principal amount of Contract Securities.

          3. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for all the Underwriters' Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amounts of Securities set forth opposite their names in
Schedule II hereto bear to the aggregate principal amount of Underwriters' Securities set forth opposite the names of all the remaining Underwriters, or in such other proportions as you may specify in accordance with the provisions of the agreement among Underwriters relating to the offering of the Securities) the Underwriters' Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Underwriters' Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Underwriters' Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Underwriters' Securities, and if such nondefaulting Underwriters do not purchase all the Underwriters' Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Province. In the event of a default by any Underwriter as set forth in this Section 3, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing herein contained shall relieve any defaulting Underwriter of its liability, if any, to the


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Province and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          4. DELIVERY AND PAYMENT. Delivery of and payment for the Underwriters' Securities shall be made at the place, on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representatives shall designate), which date and time may be postponed by agreement between the Representatives and the Province or as provided in Section 3 hereof (such date and time of delivery and payment for the Underwriters' Securities being herein called the "Closing Date"). Delivery of the Underwriters' Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Province by wire transfer or by certified or official bank check or checks payable in Federal (same day) funds. Certificates for the Underwriters' Securities shall be registered in such names and in such denominations as the Representatives may request not less than two full business days in advance of the Closing Date.

          5. AGREEMENTS. The Province agrees with the Underwriters that:

          (a) Prior to the termination of the offering of the Securities, the Province will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Province shall have furnished you a copy of such proposed amendment or supplement for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Province will cause the Final Prospectus to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Province will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the


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institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose The Province will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the rules thereunder, the Province promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

          (c) The Province will make generally available to its security holders and to the Representatives as soon as practicable after the close of each of the next two fiscal years, the statement of its revenues and expenditures for such fiscal years.

          (d) The Province will furnish to the Representatives, without charge, copies of the Registration Statement (five copies of which will be signed and will include all financial statements and exhibits) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

          (e) The Province will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities.

          (f) Until the business day following the Closing Date, the Province will not, without the consent of the Representatives, offer, sell or contract to sell, or


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announce the offering of, any debt securities covered by the Registration
Statement or any other registration statement filed under the Act.

          (g) So long as any of the Securities are outstanding, the Province will furnish to you, and upon request, to each of the other Underwriters, as soon as practicable after the approval thereof, its annual budget, and, as soon as practicable after the determination thereof, its annual statement of its revenues and expenditures.

          (h) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Province will pay all costs and expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issuance and delivery of the Securities to the Underwriters, all costs and expenses incident to the preparing, printing and filing of the Registration Statement (including all exhibits thereto), all preliminary prospectuses, the Final Prospectus and any amendments thereof or supplements thereto, all costs and expenses (including fees of counsel for the Underwriters and their disbursements) incurred in connection with "blue sky" qualifications and determining the legality of the Securities for investment, all costs and expenses in connection with the printing of this Agreement and the furnishing to underwriters and dealers of copies of the Registration Statement, the Preliminary Final Prospectus and the Final Prospectus, including mailing and shipping, as herein provided, and any fees payable to rating services in connection with the rating of the Securities.

          6. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Province prior to delivery of and payment for the Securities, if after the date hereof and prior to such time (i) there shall have occurred any change, or development involving a prospective change, in or affecting particularly the financial, economic or political condition of the Province, which, in the judgment of the Underwriters including you, materially impairs the investment quality of the Securities, (ii) there shall have been any decrease in the rating of any of the Province's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, (iii) trading in securities generally on the New York Stock Exchange shall


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have been suspended or limited or minimum prices shall have been established on such Exchange, (iv) a banking moratorium shall have been declared either by Federal, New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the completion of the sale and payment for the Securities.

          7. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwriters' Securities shall be subject to the accuracy of the representations and warranties on the part of the Province contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Province made in any certificates pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder and the following additional conditions:

          (a)(i) The Province shall have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date and the representations and warranties of the Province herein contained shall be true and correct on the date hereof and on the Closing Date; (ii) at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of the Province, shall be contemplated by the Commission and the Final Prospectus shall have been filed with the Commission pursuant to the applicable paragraph of Rule 424(b) in the manner and within the time period required by such Rule; and (iii) there shall have been no material adverse change in the financial, economic or political condition of the Province from that set forth in the Registration Statement and the Final Prospectus other than changes arising in the ordinary and normal course and you shall have received, on the Closing Date, a certificate, dated the Closing Date, signed by the Minister of Finance, the Deputy Minister of Finance or the Assistant Deputy Minister, Treasury Division of the Province, to the effect set forth in (i), (ii) and (iii) above (to the best of his knowledge after reasonable investigation).

          (b) The Province shall have furnished to the Representatives a copy, certified by the Minister of Finance, the Deputy Minister of Finance or the Assistant

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Deputy Minister, Treasury Division of the Province, of a written opinion dated the Closing Date, of the Attorney General or Deputy Attorney General, addressed to the Minister of Finance, to the effect that:

          (i) all necessary action has been duly taken by or on behalf of the Province, and all necessary approvals and consents required under the laws of the Province and Canada have been obtained, to authorize the issuance and sale of the Securities; the Securities have been duly executed, issued and delivered in accordance with the laws of the Province and Canada and the order or orders of the Lieutenant-Governor in Council of the Province applicable thereto; the Securities and the covenants therein contained constitute valid and legally binding, direct and unconditional general obligations of the Province in accordance with their terms, for the payment and performance of which the full faith and credit of the Province is and will be pledged; and the Securities rank pari passu with all other general obligations of the Province outstanding at the date of issue thereof without any preference granted by the Province one above the other by reason of priority of date of issue, currency of payment or otherwise;

          (ii) this Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Province in accordance with the laws of the Province and Canada and the Order or Orders of the Lieutenant-Governor in Council of the Province;

          (iii) the Fiscal Agency Agreement has been fully authorized, executed and delivered by the Province in accordance with the laws of the Province and any laws of Canada applicable thereto and the Order or Orders of the Lieutenant-Governor in Counsel of the Province applicable thereto and, assuming due execution and delivery by the other party thereto, constitutes a valid and legally binding agreement of the Province enforceable in accordance with its terms; and

          (iv) he has no reason to believe that either the Registration Statement or the Final Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make such statements therein not misleading (except that no opinion need be expressed as to the financial statements or other financial data contained in the Registration Statement and Final Prospectus); the descriptions in the


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     Registration Statement and Final Prospectus of the Securities, of
     statutes, legal and governmental proceedings and of other contracts and documents are accurate and fairly present the information purported to be shown; and he does not know of any material legal or governmental proceedings which are not described in the Final Prospectus, nor of any contracts or documents of a character required to be described in the Registration Statement or Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

          Such opinion shall also cover the matters set forth under the captions "Description of Debt Securities-- Enforceability" and "Tax Matters--Canadian Taxation" in the Final Prospectus and such other matters incident to the transactions contemplated by this Agreement as you may reasonably request, including the form of all papers, and the validity of all proceedings.

          (c) The Representatives shall have received from Stewart McKelvey Stirling Scales, special Canadian counsel for the Underwriters, who may assume that the Securities have been duly executed by or on behalf of the Province in the manner evidenced by a specimen Security, a favorable opinion or opinions, dated as of the Closing Date, as to the matters specified in subparagraphs
(i), (ii) and (iii) of paragraph (b) of this Section 7; to the further effect that on the basis of the information which was developed in the course of the performance of their services, considered in the light of their understanding of the applicable law and the experience they have gained through their practice thereunder, such counsel has no reason to believe that the Registration Statement or the Final Prospectus or any amendment or supplement thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading; it being understood, however, that in giving such opinion such counsel may state that the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Final Prospectus or any amendment or supplement thereto, except for those made in the Final Prospectus under the caption "Description of Debt Securities" and "Tax Matters--Canadian Taxation" insofar as they relate to provisions of Canadian or Provincial statutes or the application of Canadian or Provincial law to the documents therein described; and that such counsel need not


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express any opinion or belief as to financial statements or other financial data contained in the Registration Statement and the Final Prospectus; and as to such other matters incident to the transactions contemplated by this Agreement as you may reasonably request.

          (d) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, who may rely on counsel named in paragraphs (b) and (c) of this Section 7 such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, any Delayed Delivery Contracts, the Registration Statement, the Final Prospectus, any amendment or supplement thereto and other related matters as the Representatives may reasonably require, and the Province shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The purchase and sale of the Securities in accordance with the provisions hereof shall not be prohibited by any statute, order, rule or regulation formally proposed or promulgated by any legislature or regulatory body or authority of Canada, the United States of America, the Province or the State of New York.

          (f) The Representatives shall have received a certificate of the Auditor General or Deputy Auditor General of the Province, dated the Closing Date, in the form previously agreed to by the Representatives and the Province.

          (g) The Representatives shall have received a certificate of the Comptroller of the Province, dated the Closing Date, confirming that the figures for revenues and expenditures of the Province set forth in Exhibit (d) to the Province's most recent annual report on Form 18-K (the "Annual Report") filed under the Exchange Act and incorporated in the Final Prospectus, under the caption "Tables and Supplementary Information of the Province", for the fiscal years set forth in Schedule I hereto, were extracted from the public documents described in Schedule I hereto.

          (h) The Representatives shall have received a certificate of the Assistant Deputy Minister, Treasury Division, dated the Closing Date, confirming that the financial information filed with the Commission under the Exchange Act was as listed in Schedule I hereto.

          (i) The Representatives shall have received a certificate or certificates of Deloitte & Touche, Chartered


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Accountants, auditors for New Brunswick Power Corporation, dated the Closing
Date, in the form previously agreed to by the Representatives and the Province.

          If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Province in writing or by telephone or telegraph confirmed in writing.

          8. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 6 hereof or because of any refusal, inability or failure on the part of the Province to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Province will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          9. INDEMNIFICATION AND CONTRIBUTION. (a) The Province agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other United States Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and agrees to reimburse


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each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Province may otherwise have.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Province, to the same extent as the foregoing indemnity from the Province to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Province by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Province acknowledges that the statements set forth in the second, ninth and tenth paragraphs of text under the heading "Underwriting" in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

          (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and local counsel, approved by the Representatives in the case of paragraph (a) of this Section 9, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Province on grounds of policy or otherwise, the Province and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Province and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities specified in Schedule I hereto and the Province is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

          10. LISTING. The Province agrees with the Underwriters to cooperate in the filing of an application to list the Securities on the Luxembourg Stock Exchange (the "Stock Exchange") prior to the Closing Date. The Province further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause such listing to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province shall use its best efforts to obtain, as promptly as possible, the listing of the Securities on some other securities exchange reasonably acceptable to the Representatives and the Province.

          11. OFFERING BY UNDERWRITERS. (a) It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

          (b) Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally and not jointly, represents to and agrees with the Province that:

          (i) in addition to the provisions of clauses (ii) to (iv) of this paragraph (b), it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Final Prospectus, any preliminary prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, after reasonable inquiry, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement;

          (ii) it and each such affiliate has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended, with respect to anything done by it or them in relation to the Securities in, from or otherwise involving the United Kingdom;

          (iii) it and each such affiliate has not offered or sold, and it and they will not offer or sell, directly or indirectly, any of the Securities in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of the Securities and Exchange Law available thereunder and in compliance with the other relevant laws of Japan; and

          (iv) it and each such affiliate (A) has not offered or sold and will not offer or sell, directly or indirectly, in Hong Kong by means of any document, any of the Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and (B) has not issued and will not issue, directly or indirectly, any invitation or advertisement relating to the Securities in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities intended to be disposed of to persons outside Hong Kong or to be disposed of in Hong Kong only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or as agent.

          (c) The Province shall not have any responsibility for, and each Underwriter severally agrees with the Province that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

          (d) The Representatives agree with the Province to cause each selling group member to agree to comply with the restrictions on offers and sales of the Securities set forth in this Section 11.

          12. EXPENSE REIMBURSEMENT. If the sale of the Securities is consummated hereunder, the Province agrees to pay to the Representatives on behalf of the Underwriters on the Closing Date an amount of up to U.S.$90,000 to be applied in reimbursement of the reasonable out-of-pocket expenses and costs of the Underwriters (including any value added or equivalent tax on such expenses and costs) directly attributable to the offering and sale of the Securities. The Representatives shall be entitled to deduct the said sum of U.S.$90,000 from the payment of the purchase price as provided in Section 2 hereof. The Representatives shall supply the Province with an itemized account, together with supporting information in a form satisfactory to the Province, for such expenses and shall repay to the Province, in U.S. dollars and within 90 days of the Closing Date, any shortfall between the expenses so itemized and U.S.$90,000.

          13. STABILIZATION AND OVER-ALLOTMENT. The Representatives may, to the extent permitted by applicable laws, over-allot and effect transactions in any over-the- counter market or otherwise in connection with the distribution of the Securities with a view to supporting the market price of the Securities at levels higher than those which might otherwise prevail in the open market. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I. The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to Parts IV and V of the United Kingdom Financial Services and Markets Act 2000, as amended, and Regulation M promulgated by the Commission (if applicable).

          14. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Province and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Province, and will survive delivery of and payment for the Securities.

          15. NOTICES. All communications hereunder will be in writing and except as otherwise provided in Section 9, if sent to the Underwriters or Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule II hereto or such other address as they may have designated by written notice to the Province; or, if sent to the Province, will be mailed or delivered to the Minister of Finance of the Province of New Brunswick, P.O. Box 6000, Fredericton, New Brunswick, Canada E3B 5H1, with a copy (which shall not constitute notice) to the Assistant Deputy Minister, Treasury Division of the Province.

          16. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

          17. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Province and the several Underwriters.


                                        Very truly yours,

                                        PROVINCE OF NEW BRUNSWICK,

                                          by
                                                  /s/  Bryan MacDonald
                                             ---------------------------------
                                             Name:  Bryan MacDonald
                                             Title: Assistant Deputy Minister,
                                                    Treasury Division



The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.


For the Representatives named
in Schedule I hereto

BY: SALOMON SMITH BARNEY INC.

by       /s/  Jigme D. Shingsar
     -----------------------------
     Name:  Jigme D. Shingsar
     Title: Director

For themselves and the other several
Underwriters, if any, named in Schedule
II to the foregoing Agreement.

                                                                    SCHEDULE I



Underwriting Agreement dated October 16, 2002

Registration Statement No. 333-96779

Representatives:  Salomon Smith Barney Inc. and CIBC World
Markets plc

Title, Purchase Price and Description of Securities:

         Title:  3.50% Notes Due October 23, 2007

         Principal amount:  U.S. $500,000,000

         Initial public offering price: 99.429% of principal amount plus accrued interest, if any, from October 23, 2002 to the date of delivery

         Purchase price: 99.179% of principal amount plus accrued interest, if any, from October 23, 2002, to the date of delivery (U.S. $495,895,000, plus accrued interest, if any)

         Interest Payment Dates:  April 23 and October 23 commencing
         April 23, 2003

         Sinking fund provisions:  As described in the Final
         Prospectus

         Redemption provisions:  None

         Other provisions: Principal and interest payments and settlement for the Notes will be made in immediately available funds

Closing Date, Time and Location: October 23, 2002 at 10:00 a.m. New York City time at the offices of Cravath, Swaine & Moore in New York, New York

Delayed Delivery Arrangements:  None

Registrar and Paying Agent:  The Royal Bank of Canada

Other Applicable Statutes:  The Loan Act 2000 and the Electric
Power Act.

Fiscal years and public documents for purposes of Section 7(g): Revenue and expenditure for the four fiscal years ended March 31, 1998 through March 31, 2001 were extracted from the Public Accounts for such years (subject to certain adjustments for purposes of comparability) and for the fiscal year ended March 31, 2002 were extracted from the forecast of revenue and expenditure published in the Main Estimates for such year

Financial information for purposes of Section 7(h): Amendment No. 1 to the Annual Report contained an excerpt from Budget 2002- 2003; Amendment No. 2 to the Annual Report contained an excerpt from the Audited Financial Statements of New Brunswick Power Corporation for the fiscal year ended March 31, 2002; and Amendment No. 3 to the Annual Report contained Audited Financial Statements of the Province of New Brunswick for the fiscal year ended March 31, 2002.

                                                                     SCHEDULE II


                                                             Principal Amount of
                                                                Securities to be
Underwriters                                                           Purchased
------------                                                           ---------

CIBC WORLD MARKETS PLC                                          U.S.$206,250,000
Cottons Centre
Cottons Lane
London SE1 2QL
United Kingdom

SALOMON SMITH BARNEY INC.                                            206,250,000
390 Greenwich Street, 4th Floor
New York, NY 10013
USA

CREDIT SUISSE FIRST BOSTON CORPORATION                                30,000,000
11 Madison Avenue
New York, NY 10010-3629
USA

MERRILL LYNCH, PIERCE, FENNER & SMITH                                 12,500,000
INCORPORATED
4 World Financial Center, North Tower
New York, NY 10080
USA

NATIONAL BANK FINANCIAL INC.                                          12,500,000
1155 Metcalfe Street, 5th Floor
Montreal, Quebec H3B 4S9
Canada

RBC DOMINION SECURITIES CORPORATION                                   12,500,000
1 Liberty Plaza, 2nd Floor
New York, NY 10006
USA

BANK OF MONTREAL                                                       5,000,000
11 Walbrook
London EC4N 8ED
United Kingdom
                                                                       5,000,000
BNP PARIBAS SECURITIES CORP.
787 Seventh Avenue, 8th Floor
New York, NY 10019
USA
                                                                       5,000,000

CASGRAIN & COMPANY (USA) LIMITED
500 Rene Levesque Boulevard West, Suite 1625
Montreal, Quebec H2Z 1W7
Canada

SCOTIA CAPITAL INC.                                                    5,000,000
Scotia Plaza, 68th Floor
40 King Street West
Toronto, Ontario M5W 2X6
Canada                                                               ___________

TOTAL                                                           U.S.$500,000,000

                                                                  SCHEDULE III




                           Delayed Delivery Contract
                           -------------------------



                                                                          , 20



[Name of Underwriter]
[Address of Underwriter]

Dear Sirs:

          The undersigned hereby agrees to purchase from the Province of New Brunswick (the "Province"), and the Province agrees to sell to the
undersigned, on            , 20 (the "Delivery Date"), $ principal amount of the
Province's Securities (the "Securities") offered by the Province's Prospectus
dated          , 20 , and related Prospectus Supplement dated , 20 , receipt of a copy of which is hereby acknowledged, at a purchase price of % of the principal amount thereof, plus [accrued interest or amortization of original issue discount], if any, thereon from , 20 , to the date of payment and delivery, and on the further terms and conditions set forth in this contract.

          Payment for the Securities to be purchased by the undersigned shall be made on or before 11:00 a.m., New York City time, on the Delivery Date to or upon the order of the Province in Federal (same day) funds, at your office or at such other place as shall be agreed between the Province and the undersigned, upon delivery to the undersigned of the Securities in definitive fully registered form and in such authorized denominations and registered in such names as the undersigned may request by written or telegraphic communication addressed to the Province not less than five full business days prior to the Delivery Date. If no request is received, the Securities will be registered in the name of the undersigned and issued in a denomination equal to the aggregate principal amount of Securities to be purchased by the undersigned on the Delivery Date.

          The obligation of the undersigned to take delivery of and make payment for Securities on the Delivery Date, and the obligation of the Province to sell and deliver Securities on the Delivery Date, shall be subject to the conditions (and neither party shall incur any liability by reason of the failure thereof) that (1) the purchase of Securities to be made by the undersigned, which purchase the undersigned represents is not prohibited on the date hereof, shall not on the Delivery Date be prohibited under the laws of the jurisdiction to which the undersigned is subject, and (2) the Province, on or before the Delivery Date, shall have sold to certain Underwriters (the

"Underwriters") such principal amount of the Securities as is to be sold to them pursuant to the Underwriting Agreement referred to in the Prospectus and Prospectus Supplement mentioned above. Promptly after completion of such sale to the Underwriters, the Province will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Province delivered to the Underwriters in connection therewith. The obligation of the undersigned to take delivery of and make payment for the Securities, and the obligation of the Province to cause the Securities to be sold and delivered, shall not be affected by the failure of any purchaser to take delivery of and make payment for the Securities pursuant to other contracts similar to this contract.

          This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

          It is understood that acceptance of this contract and other similar contracts is in the Province's sole discretion and, without limiting the foregoing, need not be on a first come, first served basis. If this contract is acceptable to the Province, it is required that the Province sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Province and the undersigned, as of the date first above written, when such counterpart is so mailed or delivered.

          This agreement shall be governed by and construed in accordance with the laws of the State of New York.


                                             Very truly yours,

                                               by
                                                 --------------------------
                                                     (Name of Purchaser)


                                               by
                                                 --------------------------

Title:


Accepted:

Province of New Brunswick,

by
  ------------------------
    Title: